                                                                    EXHIBIT 2.1

[STAMP]               RESTATED ARTICLES OF INCORPORATION OF
                            SUREQUEST SYSTEMS, INC.

[DATE STAMP]

         This is to certify that at a special meeting of the Directors of SureQuest Systems, Inc. (The "Corporation") held on the 4th day of December, 1998, called pursuant to due and legal notice, all of the Directors were present or by their signature to the minutes, unanimously adopted the following resolution:

         RESOLVED: that in the opinion of the Board of Directors, it was advisable to and in the best interests of the Corporation that the Articles of Incorporation be restated and amended as follows:

                                  ARTICLE FIRST

         The name of the Corporation shall be SUREQUEST SYSTEMS, INC.

                                 ARTICLE SECOND

                  The period of its duration shall be perpetual

                                  ARTICLE THIRD

         The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the laws of the State of Nevada, including to buy, sell and deal in personal property, real property and services.

                                 ARTICLE FOURTH

         The Corporation may issue two classes of shares designated Common and Preferred. The authorized number of Common shares is fifty million (50,000,000) and the par value of each is one tenth of one cent ($0.001). The authorized number of Preferred shares is one million (1,000,000) and the par value of each is one tenth of one cent ($0.001).

         Authority is hereby expressly granted to the Board of Directors of the Corporation (the "Board") to authorize the issuance of one or more series of Preferred shares and to fix the voting powers, designations, preferences and the relative, participating, options, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series and the number of shares in each series to the full extent now or hereinafter permitted by law.

                                  ARTICLE FIFTH

         No shareholder or other person shall have any pre-emptive right whatsoever.

                                  ARTICLE SIXTH

         There shall be a minimum of three (3) and a maximum of fifteen (15) directors with the number of directors constituting the Board or to be fixed by the Board of Directors in the manner provided in the Bylaws.

                                 ARTICLE SEVENTH

         To the fullest extent now or hereinafter permitted by applicable law, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's or officer's capacity as a Director or Officer of the Corporation, except that this Article does not eliminate or limit the liability of a director or officer of the Corporation for:

         1. A breach of such director's or officer's duty of loyalty to the Corporation;

         2. An act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         3. A transaction from which such director or officer received an improper benefit;

         4. An act or omission for which liability of such director or officer is expressly provided by statute; or

         5. An act related to an unlawful stock repurchase or payment of a dividend.

         Indemnification of a director or officer by the Corporation shall be in the manner as provided by the Bylaws. Any repeal or amendment of this Article by the shareholders of the Corporation shall be by prospective only and shall not affect the liability or indemnity by the Corporation for any director or officer for any act or omission prior to such repeal or amendment.

                                 ARTICLE EIGHTH

         The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the restated articles is: 18,898,402 in favor and none opposed.

Signatures:



/s/ C. SCOTT SYKES, JR.                      /s/ CRAIG G. ONGLEY
------------------------------------         -----------------------------------
PRESIDENT                                    ASST. SECRETARY



State of: Texas
          -----
County of: Dallas
           ------

This instrument was acknowledged before me on


DECEMBER 28, 1999, by
------------

C. SCOTT SYKES, JR. (Name of Person)
-------------------


as PRESIDENT
   -----------------------------------                 [NOTARY SEAL]
as designated to sign this certificate



of SUREQUEST SYSTEMS, INC.
   ----------------------------------
   (name on behalf of whom instrument was executed)



/s/ ANGELA M. LEWANDOWSKI
-------------------------------------
Notary Public Signature